SUB-ITEM 77Q3-6

AIM Money Market Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 1/31/2009
File number: 811-05686
Series No.:  6

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        AIM Cash Reserve Shares                  $ 5,753
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                  $   548
        Class C                                  $   474
        Class R                                  $   175
        Class Y                                  $    59
        Investor Class                           $ 2,357


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        AIM Cash Reserve Shares                  $0.0073
      2 Dividends for a second class of open-end company shares
        (form nnn.nnnn)
        Class B                                  $0.0039
        Class C                                  $0.0039
        Class R                                  $0.0061
        Class Y                                  $0.0045
        Investor Class                           $0.0081


74U.  1 Number of shares outstanding (000's Omitted)
        AIM Cash Reserve Shares                  797,437
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                  144,894
        Class C                                  128,470
        Class R                                   29,779
        Class Y                                   16,578
        Investor Class                           280,036


74V.  1 Net asset value per share (to nearest cent)
        AIM Cash Reserve Shares                    $1.00
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                    $1.00
        Class C                                    $1.00
        Class R                                    $1.00
        Class Y                                    $1.00
        Investor Class                             $1.00